Exhibit 10.94

COUNTER-INDEMNITY AGREEMENT

by

DNI-4PL CONTRACTS PROPRIETARY LIMITED
(as Borrower)

in favour of

K2018318388 (SOUTH AFRICA) (RF) PROPRIETARY LIMITED
(as Debt Guarantor)

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	DNI-4PL Contracts Proprietary Limited, registration number 2005/040937/07 (as "Borrower"); and

1.1.2	K2018318388 (South Africa) (RF) Proprietary Limited, registration number 2018/318388/07 (as "Debt Guarantor").

1.2	The Parties agree as set out below.

2	DEFINITIONS AND INTERPRETATION

2.1	Definitions

In this Agreement, including the recitals, capitalised terms used but not defined below shall have the meanings ascribed thereto in the Facility Agreement (as defined below) and the following expressions shall, except where the context otherwise requires, have the meanings assigned to them hereunder –

2.1.1

"Acceleration Notice" means a notice given by the Agent to the Borrower under clause 23.15 (Acceleration) of the Facility Agreement and the corresponding provisions of a Facility Agreement, declaring any or all amounts outstanding under a Facility Agreement to be due and payable;

2.1.2

"Agent" means FirstRand Bank Limited (acting through its Rand Merchant Bank Division), registration number 1929/001225/06, a public company and registered bank duly incorporated in accordance with the laws of South Africa;

2.1.3	"Agreement" means this counter indemnity agreement and its Annexures;

2.1.4

"Debt Guarantee" means the first-ranking debt guarantee given by the Debt Guarantor in favour of the Finance Parties (other than the Debt Guarantor), dated on or about the Signature Date, for the obligations of the Borrower under the Finance Documents;

2.1.5

"Facility Agreement" means the agreement concluded on or about the Signature Date between, amongst others, the Agent (as lender and agent) and the Borrower pursuant to which the Lender makes a revolving credit facility available to the Borrower, all on the terms and conditions contained therein;

2.1.6	"Parties" means the parties to this Agreement and "Party" means any of them, as the context may require;

2.1.7	"Secured Creditors" means the Finance Parties; and

2.1.8	"Signature Date" means the date of the signature of the Party last signing this Agreement in time.

2.2	Construction

The provisions of clauses 2.2 (Construction) and 2.3 (Third Party Rights) of the Facility Agreement are hereby incorporated by reference into and apply to this Agreement as though they were set out in full in this Agreement, except that any reference in those clauses to the Facility Agreement is to be construed as a reference to this Agreement.

3	INDEMNITY

3.1	Indemnity

3.1.1

With effect from Fulfilment Date, the Borrower hereby indemnifies and holds the Debt Guarantor harmless against any claim made against, or liability of the Debt Guarantor under, or amounts payable by the Debt Guarantor in accordance with, the Debt Guarantee (including, without limitation, any properly evidenced loss, liability, damage, claim, cost or expense of whatsoever nature plus legal costs as between attorney and own client, which the Debt Guarantor may suffer or incur as a result of executing or furnishing, or taking any action to enforce its rights under, this Agreement, the Debt Guarantee or any other Finance Document to which it is a party) and irrespective of the validity and legal effect of the Debt Guarantee.

3.1.2	The liability of the Borrower under this Indemnity is unlimited and shall be discharged and paid as provided in clause 3.2 (Settlement of Claims) below.

3.2	Settlement of Claims

3.2.1

The Borrower shall pay to the Debt Guarantor on first written demand, irrevocably unconditionally and without objection or qualification, any amount which the Debt Guarantor is called upon to pay under the Debt Guarantee (plus any properly evidenced costs, fees or expenses incurred by the Debt Guarantor in enforcing its rights under this Agreement or any Security Document), subject only to the following requirements –

3.2.1.1	an Event of Default has occurred and is continuing;

3.2.1.2	that such amount –

3.2.1.2.1

is due and owing by, and payment thereof has been validly demanded in writing from, the Borrower under a Finance Document (including, if applicable, by way of acceleration under clause 23.15 (Acceleration) of the Facility Agreement); and

3.2.1.2.2	has not been paid in full;

3.2.1.2.3	the Agent has issued an Acceleration Notice;

3.2.1.2.4	the Debt Guarantor has been called upon in writing to make payment in respect of that amount under the Debt Guarantee; and

3.2.1.2.5	copies of the notices of demand referred to in clauses 3.2.1.2 and 3.2.1.2.3 above have been delivered to the Borrower.

3.2.2

A payment made by the Borrower under this clause and received for value by the Debt Guarantor, shall discharge, in an equal amount, the corresponding underlying payment obligation of the Borrower under the Finance Documents in respect of which the payment under this clause is made.

3.3	Continuing Obligations

3.3.1

The obligations of the Borrower under this Agreement shall remain in force and extend to the ultimate balance of all amounts owing under the Debt Guarantee as a continuing covering indemnity until the Discharge Date, regardless of any intermediate discharge or settlement or temporary extinction thereof or temporary fluctuation therein. The Borrower may not withdraw from or terminate this Agreement at any time before the Discharge Date.

3.3.2

This Agreement shall be enforceable against the Borrower in accordance with its terms, whether as an indemnity or otherwise, regardless of any invalidity or unenforceability of the Debt Guarantee, for any reason whatsoever, in whole or in part.

3.4	Waiver of Defences

3.4.1

The obligations of the Borrower under this Agreement and the indemnities given hereunder shall not be prejudiced, affected or diminished by an act, omission, circumstance, matter or thing which, but for this provision, might otherwise operate to reduce, release or prejudice any of the Borrower's obligations under this Agreement (whether or not known to it or any Finance Party), including –

3.4.1.1	any time, waiver or consent granted to, or composition with, the Borrower, the Debt Guarantor or other person;

3.4.1.2	the release of any person under the terms of any composition or arrangement with any creditor of the Borrower or another person;

3.4.1.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any person;

3.4.1.4	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

3.4.1.5	any legal disability, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower, the Debt Guarantor or any other person;

3.4.1.6

any amendment (however fundamental and whether or not more onerous) of a Finance Document or any other document or security (including, without limitation, any extension of the due date for performance of any Guaranteed Obligation or any increase or replacement of any facility);

3.4.1.7	any unenforceability, illegality, invalidity, suspension, cancellation or non-provability of any obligation of any person under any Finance Document or any other document or security;

3.4.1.8	any liquidation, winding-up, insolvency, business rescue or similar proceedings in respect of the Borrower, the Debt Guarantor, a Finance Party or any other person;

3.4.1.9

the Debt Guarantor or any Finance Party receiving a dividend or benefit in any insolvency, liquidation or any compromise or composition, whether in terms of any statutory enforcement or the common law;

3.4.1.10	any Finance Party granting any indulgences to the Borrower or not exercising any one or more of its rights under the Finance Documents, either timeously or at all; and/or

3.4.1.11	any other fact or circumstance arising on which the Borrower might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

3.4.2	The Debt Guarantor shall not be concerned or required to see or investigate the powers or authority of the Borrower or its directors, officers or agents.

4	REPRESENTATIONS AND WARRANTIES

4.1	The Borrower makes the representations and warranties set out in this clause 4 to the Debt Guarantor on each day that this Agreement is in force.

4.2

References in this clause to "it" or "its", unless the context otherwise requires, is a reference to the Borrower. The representations and warranties set out in this clause 4 shall be deemed to be made by reference to the facts and circumstances existing at the date on which the representation is made.

4.3

The Debt Guarantor enters into the Finance Documents to which it is a party on the strength of and relying on the representations and warranties set out in this clause 4, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Debt Guarantor to enter into those Finance Documents.

4.4	Status

The Borrower is a company limited by shares, duly incorporated and validly existing under the laws of South Africa with the corporate power to own its assets and to conduct its business as presently conducted.

4.5	Power and Authority

4.5.1

It has the power and capacity to enter into and perform, and has taken all necessary corporate and other action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

4.5.2	No limit on its powers will be exceeded as a result of the borrowing, granting of Security or the giving of the guarantees or indemnities contemplated in this Agreement.

4.6	Binding Obligations

This Agreement and the indemnities given hereunder are legal, valid, binding and, subject to general principles of law applicable to companies and affecting the rights of creditors generally, enforceable obligations.

4.7	Non-Conflict with other Obligations

The entry into, and performance by, the Borrower of, and the transactions contemplated by, this Agreement do not and will not conflict with:

4.7.1	any law or regulation applicable to it;

4.7.2	the constitutional documents of the Borrower; or

4.7.3	any agreement or document which is binding upon the Borrower or any of its assets.

4.8	Validity and Admissibility in Evidence

All Authorisations and any other acts, conditions or things required or desirable –

4.8.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

4.8.2	to make this Agreement admissible in evidence in South Africa,

have been obtained, effected, done, fulfilled or performed and are in full force and effect.

5	TRANSACTION SECURITY

As security for the obligations of the Borrower under this Agreement and the indemnities contained herein, the Borrower shall grant to the Debt Guarantor all the Security to be established (or intended to be established) under the Security Documents to which the Borrower is required to be a party (as set out in the Facility Agreement) and shall maintain in full force and effect and preserve all such Security until the Discharge Date.

6	PAYMENTS

6.1

All payments by the Borrower under this Agreement must be made to the Debt Guarantor or its order into such bank account at such office or bank in South Africa as it may notify to the Borrower for this purpose by not less than five Business Days' prior notice.

6.2	Each amount payable under this Agreement is payable in Rand.

6.3

Payments under this Agreement must be made for value on the due date in immediately available and freely transferable funds, or at such times and in such funds as the Debt Guarantor may specify to the Borrower as being customary at the time for the settlement of transactions in Rand in the place for payment.

6.4	All payments made by the Borrower under this Agreement must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

6.5

If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Debt Guarantor reasonably determines is market practice.

6.6

If any sum due from the Borrower under this Agreement (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of –

6.6.1	making or filing a claim or proof against the Borrower; or

6.6.2	obtaining or enforcing an order, judgment or award in relation to any litigation proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Debt Guarantor against any properly evidenced cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to the Debt Guarantor at the time of its receipt of that Sum.

7	CALCULATIONS AND CERTIFICATES

7.1

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by or on behalf of the Debt Guarantor, in the absence of manifest error, are prima facie proof of the matters to which they relate.

7.2

Any certification or determination by the Debt Guarantor of a rate or amount (together with details of the calculation) or a due date under this Agreement, signed by any officer, manager or employee of the Debt Guarantor (the appointment of which officer, manager or employee need not be proved), will be, in the absence of manifest error, prima facie proof of the matters to which it relates.

8	CHANGES TO THE PARTIES

8.1

The Debt Guarantor shall be entitled at any time and without the consent of the Borrower to cede and/or delegate any or all of its rights and/or obligations under this Agreement. The Borrower hereby unconditionally and irrevocably consents to the splitting of any claims against it which may result from or pursuant to or in consequence of such cession and/or delegation by the Debt Guarantor in terms of this Agreement.

8.2	The Borrower shall not be entitled to cede any of its rights or delegate any of its obligations under this Agreement.

9	NOTICES

9.1	Communications in Writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax, email or letter.

9.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is –

9.2.1	in the case of the Borrower –

Physical address:	23/25 Commerce Crescent

Kramerville

2031

Fax number:	086 689 4948

	Email address:	xxx

	Attention:	Dave Smaldon; and

9.2.2	in the case of the Debt Guarantor –

	Physical address:	3rd Floor, 200 on Main

Corner of Main and Bowwood Roads

Claremont

7708

	Fax number:	xxx

	Email address:	xxx

	Attention:	The Managing Director,

or any substitute address or fax number or department or officer as the Party may notify to the other Party by not less than five Business Days' notice.

9.3	Domicilia

9.3.1

Each of the Parties chooses its physical address provided under or in connection with clause 9.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

9.3.2

Any Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Party pursuant to clause 9.4 (Delivery).

9.4	Delivery

9.4.1

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective when received by the recipient and, unless the contrary is proved, shall be deemed to be received –

9.4.1.1	if by way of email, be deemed to have been received on the date of transmission;

9.4.1.2	if by way of fax, be deemed to have been received on the first Business Day following the date of transmission provided that the fax is received in legible form;

9.4.1.3	if delivered by hand, be deemed to have been received at the time of delivery; and

9.4.1.4

if by way of courier service, be deemed to have been received on the seventh Business Day following the date of such sending, and if a particular department or officer is specified as part of its address details provided under clause 9.2 (Addresses) above, if addressed to that department or officer.

9.4.2

Any communication or document to be made or delivered to the Debt Guarantor will be effective only when actually received by the Debt Guarantor and then only if it is expressly marked for the attention of the department or officer identified with the Debt Guarantor's address details provided under clause 9.2 (Addresses) above (or any substitute department or officer as the Debt Guarantor shall specify for this purpose).

9.4.3

Any communication or document which becomes effective, in accordance with clauses 9.4.1 to 9.4.1.4 above, after 17h00 in the place of receipt shall be deemed only to become effective on the following day.

9.5	Electronic Communication

9.5.1

The Parties confirm that any communication to be made under or in connection with this Agreement may be made by electronic mail or other electronic means (including without limitation, by way of posting to a secure website).

9.5.2	The Parties agree that –

9.5.2.1	they will notify the other Party in writing of any information required to enable the transmission of information by electronic means; and

9.5.2.2	they will notify the other Party in writing of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

9.5.3

Any electronic communication as specified in clause 9.5.1 above made between the Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by the Borrower to the Debt Guarantor only if it is addressed in such a manner as the Debt Guarantor shall specify for this purpose.

9.5.4	Any reference in this Agreement to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 9.5.

9.6	English Language

Any notice or other document given under or in connection with this Agreement must be in English.

10	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term "inoperable" in this clause 10 shall include, without limitation, inoperable by way of suspension or cancellation.

11	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Debt Guarantor, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12	AMENDMENTS, WAIVERS AND EXTENSIONS

12.1	Any term of this Agreement may be amended or waived only with the consent of the Agent and the Borrower and any such amendment or waiver will be binding on all Parties.

12.2	No amendment or waiver contemplated by this clause 12 shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

12.3

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

13	RENUNCIATION OF BENEFITS

The Borrower renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

14	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

15	SOLE AGREEMENT

This Agreement constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

16	NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement in regard to the subject matter thereof.

17	INDEPENDENT ADVICE

The Borrower acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, the Borrower acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with this Agreement.

18	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

19	JURISDICTION

19.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

19.2	The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

19.3

Notwithstanding clause 19.1 above, the Debt Guarantor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Debt Guarantor may take concurrent proceedings in any number of jurisdictions.

SIGNED at Sandton on 28 June 2018

For and on behalf of
DNI-4PL CONTRACTS PROPRIETARY
LIMITED

/s/ A. J. Dunn
Signature

A. J. Dunn
Name of Signatory

CEO
Designation of Signatory

SIGNED at Cape Town on 07 June 2018

For and on behalf of
K2018318388 (SOUTH AFRICA) (RF)
PROPRIETARY LIMITED

/s/ Rozanne Kamalie
Signature

Rozanne Kamalie
Name of Signatory

Director
Designation of Signatory